Exhibit 10.30

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

          THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of March 29, 2004, by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation, formerly known as Foothill Capital Corporation as administrative agent for the Lenders (“Agent”), and, on the other hand, GXS HOLDINGS, INC., a Delaware corporation (“Parent”), and GXS CORPORATION, a Delaware corporation (“Borrower”), with reference to the following facts:

          WHEREAS, Borrower, Parent, the Lenders, and Agent are party to that certain Loan and Security Agreement, dated as of March 21, 2003 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, including hereby, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations to Borrower;

          WHEREAS, Borrower has requested certain amendments to the Loan Agreement;

          WHEREAS, each Lender has agreed, subject to and in accordance with the terms and conditions set forth herein, to amend the Loan Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and conditions set forth herein, the parties hereby agree as follows:

     SECTION 1. RELATION TO THE LOAN AGREEMENT; DEFINITIONS.

          1.1     Relation to Loan Agreement. This Amendment constitutes an integral part of the Loan Agreement and shall be deemed to be a Loan Document for all purposes. Upon the effectiveness of this Amendment, on and after the date hereof each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement,” “thereunder,” “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as amended hereby.

          1.2     Capitalized Terms. For all purposes of this Amendment, capitalized terms used herein without definition shall have the meanings specified in the Loan Agreement.

     SECTION 2. AMENDMENT TO LOAN AGREEMENT.

          2.1     Amendments to Section 1.1.  Section 1.1 of the Loan Agreement is hereby amended by:

          (a)      Adding the following new definitions in alphabetical order:

          (a)      Adding the following new definitions in alphabetical order:

               “Permitted 2003 Restructuring Add-Back Amount” means an amount equal $22,207,000, which amount is equal to the sum of (a) actual restructuring costs and expenses of Parent and its Subsidiaries arising in connection with work force reductions which accrue during Parent’s fourth fiscal quarter of 2003 plus (b) actual restructuring costs and expenses of Parent and its Subsidiaries arising in connection with the consolidation of certain of Parent’s and its Subsidiaries’ facilities (including their headquarters located in Gaithersburg, MD) which accrue during Parent’s fourth fiscal quarter of 2003.

               “Permitted 2004/2005 Restructuring Add-Back Amount” means an amount equal to the actual restructuring costs and expenses of Parent and its Subsidiaries which accrue during Parent’s 2004 fiscal year or Parent’s 2005 fiscal year in an aggregate amount not in excess of $20,000,000.”

          (b)      Deleting the definition for “EBITDA” in its entirety and replacing it with the following:

               “EBITDA” for any period means Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

          (a)     provision for taxes based on income or profits of Borrower and its Consolidated Restricted Subsidiaries;

          (b)     Consolidated Interest Expense;

          (c)     depreciation expense of Borrower and its Consolidated Restricted Subsidiaries;

          (d)     amortization expense (including amortization of goodwill and other intangibles) of Borrower and the Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period);

          (e)     all other non-cash expenses or non-cash losses of Borrower and the Consolidated Restricted Subsidiaries for such period (including such expenses or losses in connection with minority interests in joint ventures and in connection with restructuring activities, whether incurred before or after the Closing Date), determined on a Consolidated basis in accordance with GAAP (excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period);

          (f)     any non-recurring fees, expenses or charges realized by Borrower and the Consolidated Restricted Subsidiaries during 2002 and during the first quarter of 2003 related to (i) operating lease expense for equipment and facilities leases not being retained by Borrower and the Consolidated Restricted Subsidiaries following the recapitalization; (ii) adjustments for the portion of managed network fee related to excess capacity not being retained by Borrower and the Consolidated Restricted Subsidiaries following the recapitalization; (iii) elimination of General Electric corporate charges in excess of estimated costs of related services on a stand-alone basis; and (iv) restructuring and related charges; provided that the fees, expenses and charges referred to in this clause (f) will not exceed (v) $9,300,000 in the first quarter of 2002; (w) $9,200,000 in the second quarter of 2002; (x) $24,100,000 in the third quarter of 2002; (y) $6,600,000 in the fourth quarter of 2002; and (z) $9,400,000 in the first quarter of 2003, as well as other expenses incurred after April 1, 2003 which are reimbursed by General Electric Company;

          (g)     all non-cash fees described in clause (7) of Section 7.13;

          (h)     with respect to any measurement period including the Parent’s fourth fiscal quarter of 2003, the Permitted 2003 Restructuring Add-Back Amount; and

          (i)     with respect to any measurement period including any portion of 2004 or 2005, the Permitted 2004/2005 Restructuring Add-Back Amount;

and minus all non-cash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

          Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Consolidated Restricted Subsidiary will be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Consolidated Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or similarly distributed to Borrower by such Consolidated Restricted Subsidiary without prior governmental approval (that has not been obtained) or is not, directly or indirectly, restricted by operation of the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Consolidated Restricted Subsidiary or its stockholders or other holders of its equity.”

     (c)     Deleting the definition for “Permitted Restructuring Add-Back Amount” in its entirety.

               2.2     Amendments to Section 7.1(e). Section 7.1(e) of the Loan Agreement is hereby amended and restated in its entirety as follows:

               “(e)     (i) Borrower and any Guarantor may become and remain liable with respect to Indebtedness to Borrower or any Guarantor, (ii) Foreign Subsidiaries of Parent may become and remain liable with respect to Indebtedness to Parent and its Domestic

Subsidiaries in an aggregate outstanding principal amount (other than such Indebtedness that was incurred between September 27, 2002 and October 27, 2002, in an aggregate amount of up to $8,750,000) that does not exceed $5,000,000 at any one time; (iii) (A) Material Foreign Subsidiaries may become and remain liable with respect to Indebtedness to other Foreign Subsidiaries, (B) Foreign Subsidiaries that are not Material Foreign Subsidiaries may become liable with respect to Indebtedness to Material Foreign Subsidiaries in an aggregate principal amount which shall not exceed $2,000,000 at any time outstanding and (C) Foreign Subsidiaries that are not Material Foreign Subsidiaries may become liable with respect to Indebtedness to other Foreign Subsidiaries that are not Material Foreign Subsidiaries; (iv) after the Closing Date, Borrower or any Guarantor may become and remain liable with respect to Indebtedness to Borrower’s Foreign Subsidiaries; and (v) Parent and its Subsidiaries may become and remain liable with respect to Indebtedness under the promissory notes described on Schedule 7.1(e); provided that all such Indebtedness on account of Intercompany Advances under this Section 7.1(e) shall be subject to the Intercompany Subordination Agreement and, if the aggregate amount of such Intercompany Advances exceeds $2,000,000, shall be evidenced by promissory notes (or other documentation acceptable to Agent); and provided further that in each case Parent and its Domestic Subsidiaries shall have granted to Agent for the benefit of Lenders a first priority Lien on all such Indebtedness and that any such promissory notes, duly endorsed, shall be delivered to Agent.”

          2.3     Amendments to Section 7.7. Section 7.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

          7.7     Prepayments and Amendments.

          (a)      Except in connection with (i) a refinancing resulting in Permitted Refinancing Indebtedness, (ii) Permitted Excess Cash Flow Payments, or (iii) other mandatory prepayments with respect to any Indebtedness, prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Parent or its Subsidiaries, other than the Obligations in accordance with this Agreement; provided that (i) Borrower, any Guarantor or any Foreign Subsidiary may prepay Intercompany Advances owed to Borrower or any Guarantor; and (ii) Intercompany Advances made by Borrower or any Subsidiary of Borrower to any Subsidiary of Borrower may be converted into equity in any Subsidiary of Borrower to the extent such Investment is described in clause (a) of the definition of “Permitted Investments” hereunder, and

          (b)      Except in connection with a refinancing resulting in Permitted Refinancing Indebtedness, directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning any material Indebtedness of Parent or its Subsidiaries for borrowed money; provided that Intercompany Advances permitted hereunder may be cancelled or prepaid in consideration of the cancellation of outstanding offsetting Intercompany Advances or intercompany payable or receivable amounts incurred in the ordinary course of business so long as such cancellation or prepayment does not result in the payment of cash by Borrower or any Guarantor to any Foreign Subsidiary.”

          2.4     Amendments to Section 7.22.Section 7.22 of the Loan Agreement is hereby amended by:

          (a)      Deleting Section 7.22(a) in its entirety and replacing it with the following:

          “(a) Fail to maintain or achieve:

          (i)      Minimum EBITDA. EBITDA, measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto.

Applicable Amount	Applicable Period
$62,500,000	For the 12 month period ending on March 31, 2004
$62,500,000	For the 12 month period ending on June 30, 2004
$62,500,000	For the 12 month period ending on September 30, 2004
$62,500,000	For the 12 month period ending on December 31, 2004
$85,000,000	For the 12 month period ending on March 31, 2005
$85,000,000	For the 12 month period ending on June 30, 2005
$85,000,000	For the 12 month period ending on September 30, 2005
$85,000,000	For the 12 month period ending on December 31, 2005

$95,000,000	For the 12 month period ending on March 31, 2006 and for each 12 month period ending on the last day any fiscal quarter of Borrower thereafter

          (ii)      Maximum Senior Debt to EBITDA Ratio. Senior Debt to EBITDA Ratio of not more than the maximum amount set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Applicable Period
3.30:1.00	For the 12 month period ending on March 31, 2004
3.30:1.00	For the 12 month period ending on June 30, 2004
3.30:1.00	For the 12 month period ending on September 30, 2004
3.30:1.00	For the 12 month period ending on December 31, 2004
2.40:1.00	For the 12 month period ending on March 31, 2005
2.40:1.00	For the 12 month period ending on June 30, 2005
2.40:1.00	For the 12 month period ending on September 30, 2005
2.40:1.00	For the 12 month period ending on December 31, 2005

2.00:1.00	For the 12 month period ending on March 31, 2006 and for each 12 month period ending on the last day any fiscal quarter of Borrower thereafter

          SECTION 3.     REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS.

               3.1     Representations.

               Parent and Borrower each hereby represents and warrants to Agent and Lenders that:

               (a)      It has the requisite power and authority to execute and deliver this Amendment and to perform its obligations hereunder and under the Loan Documents to which it is a party. The execution, delivery, and performance by it of this Amendment and the performance by it of each Loan Document to which it is a party (i) have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions; and (ii) are not in contravention of (A) any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or governmental authority binding on it, (B) the terms of its organizational documents, or (C) any provision of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

               (b)      This Amendment has been duly executed and delivered by Parent and Borrower. This Amendment and each Loan Document to which Parent or Borrower is party are the legal, valid and binding obligation of Parent or Borrower (as applicable), enforceable against such Person in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors’ rights and principles of equity applicable hereto;

               (c)      No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrower, any Guarantor or any member of the Lender Group;

               (d)      No Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

               (e)      The representations and warranties in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

          SECTION 4.     MISCELLANEOUS.

          4.1     Conditions to Effectiveness. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Amendment and each and every provision hereof:

               (a)      The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

               (b)      Agent shall have received the reaffirmation and consent of each Guarantor attached hereto as Exhibit B, duly executed and delivered by each Guarantor;

               (c)      No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

               (d)      No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrower, any Guarantor, or the Lender Group.

          4.2     Entire Amendment; Effect of Amendment. This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except for the amendments to the Loan Agreement expressly set forth in Section 2 hereof, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of the Lender Group as in effect prior to the date hereof. The amendments and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a consent to any further or other matter, under the Loan Documents. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document.

          4.3     Counterparts; Telefacsimile. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

          4.4     Fees, Costs and Expenses. Borrower agrees to pay on demand all reasonable fees, costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to their rights and responsibilities hereunder and thereunder.

          4.5     Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

          4.6     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          4.7     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

GXS CORPORATION, a Delaware corporation

By:	/s/ John Soenksen

Title:	CFO

GXS HOLDINGS, INC., a Delaware corporation

By:	/s/ John Soenksen

Name:	John Soenksen
Title:	CFO

[signature page continues]

WELLS FARGO FOOTHILL, INC., a Delaware corporation formerly known as Foothill Capital Corporation, Inc., as Agent and as a Lender

By:	/s/ Michael Ackad

Name:	Michael Ackad
Title:	Vice President

ABLECO FINANCE LLC, A Delaware limited liability company, as Documentation Agent

By:	/s/ Kevin Genda

Name:	Kevin Genda
Title:	SVP, Chief Credit Officer

ABLECO FINANCE LLC, a Delaware limited liability company, for itself and its Affiliate assigns, as Lenders

By:	/s/ Kevin Genda

Name:	Kevin Genda
Title:	SVP, Chief Credit Officer

EXHIBIT B

REAFFIRMATION AND CONSENT

     All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Second Amendment to Loan and Security Agreement dated as of March 29, 2004 (the “Amendment”). The undersigned each hereby (a) represents and warrants to the Lender Group that the execution, delivery, and performance of this Reaffirmation and Consent are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any material contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the execution, delivery, and performance of the Amendment; (c) acknowledges and reaffirms its obligations owing to the Lender Group under the Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect in accordance with the terms thereof. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lender Group has no obligations to inform it of such matters in the future or to seek its acknowledgement or agreement to future consents or amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York.

[Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have caused this Reaffirmation and Consent to be executed by their respective officers thereunto duly authorized, as of the date first above written.

GXS HOLDINGS, INC., a Delaware corporation

By:	/s/ John Soenksen

Name:	John Soenksen
Title:	CFO

GLOBAL EXCHANGE SERVICES, INC., a Delaware corporation

By:	/s/ John Soenksen

Name:	John Soenksen
Title:	CFO

GLOBAL EXCHANGE SERVICES HOLDINGS, INC., a Delaware corporation

By:	/s/ John Soenksen

Name:	John Soenksen
Title:	President

GXS INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Bruce Hunter

Name:	Bruce Hunter
Title:	Director